Consolidated communications

Steve Childers – Chief Financial Officer

Deutsche Bank 2006 High Yield Conference

October 3-5, 2006

Regulation G and Safe Harbor

Regulation G

This presentation contains disclosures regarding our "adjusted EBIDTA", cash available to pay dividends and "total net debt to last 12-month adjusted EBITDA" (which we refer to as leverage), all of which are non-GAAP financial measures as defined by Regulation G of the rules of the Securities and Exchange Commission. For a description of the reasons the company uses these measures and a reconciliation of the non-GAAP financial measures to the equivalent GAAP equivalents see GAAP reconciliation beginning on page 23.

Forward-Looking Statements

This presentation contains forward-looking statements regarding future events and the future performance of Consolidated Communications Holdings, Inc. that involve risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, economic conditions, customer demand, increased competition in the relevant market and others. Please see the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005, as well as the other documents that we file from time to time with the Securities and Exchange Commission, which contain additional important factors that could cause our actual results to differ from our current expectations and from the forward-looking statements discussed during in this presentation.

Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any such forward-looking information, whether as a result of new information, future events or otherwise.

Company Overview

16th largest Independent Local Exchange Carrier in the U.S. with operations in Illinois and Texas, serving approximately 239,000 local access lines

- Providing local, long distance, internet and data services
- Triple play capabilities in Illinois
- 45,948 DSL subscribers, representing 26.5% penetration of primary residential lines
- 67% residential, 33% business

Strength in telephone operations drives financial results

- Second quarter revenues $79.3 million
- Second quarter Adjusted EBITDA $34.5 million
- Second quarter Cash Available to Pay Dividends $18.6 million, with a dividend payout ratio of 61.8%

Note: All data is as of 6/30/06 unless specified otherwise

More Than 100 Years of Operations



Consolidated Communications Inc. was formed and non-regulated businesses incorporated from 1984-1989
CCI acquires TXUCV and triples size
Lumpkin, Providence and Spectrum acquire CCI
Consolidated completes IPO
1894
1898
1914
1984
1996
1997
2000
2002
2004
2005
2006
Mattoon Telephone Co. founded by Dr. I.A. Lumpkin
CCI acquired by McLeodUSA
IPTV deployed in Illinois
IPTV deployed in Texas

Stable Rural Markets in Illinois & Lufkin, Texas

Consolidated communications

	Illinois	Lufkin, Texas
2000 Population	176,377	80,130
1990–2000 Population CAGR	0.3%	1.4%
2001 – Q2 2006 Total Connections CAGR	0.9%	0.4%
Median Household Income	$35,319	$33,806

Illinois



East Peoria
Bloomington
55
74
72
Danville
Champaign
Quincy
Decatur
57
36
Springfield
Mattoon
55
70
Effingham
Vandalia
70
E. St. Louis
64
Mt. Vernon

Texas



Dallas
20
Waco
45
Lufkin
35
Conroe
Katy
Houston
10

Source: US Census Bureau for population statistics.

Growing Suburban / Rural Markets in Katy & Conroe, Texas

	Katy	Conroe
2000 Population	354,452	293,768
1990–2000 Population CAGR	4.6%	4.9%
2001 – Q2 2006 Total Connections CAGR	1.5%	2.5%
Median Household Income	$63,831	$50,864

High Growth & Income



1.2%
4.6%
4.9%
$42.1k
$63.8k
$50.9k
Population Growth
Median HH Income
National Average
Katy
Conroe

Texas



Dallas
20
Waco
45
35
Lufkin
Conroe
Katy
Houston
10

Source: US Census Bureau for population statistics.

Limited Competition

CCI's strategy has been to minimize competition from wireless and cable companies by providing "sticky" bundled service offerings and exemplary customer service

- The company has successfully managed wireless competition since the late 1980s
- Cable companies have not marketed a voice product in CCI's markets
- Marketing, customer service and technology initiatives have been designed to minimize competitive traction

Illinois	Texas
▪ National and regional wireless carriers	▪ National wireless carriers
▪ No CLEC activity	▪ Limited CLEC activity
▪ Charter and Mediacom	▪ Time Warner and Cebridge

Favorable Regulatory Environment

Federal

- CCI rate of return ("ROR") (11.25%) regulatory option supports recovery of investments utilized in the provision of interstate network services
- CCI receives Federal USF in support of high cost areas
- Currently working with the FCC on USF reform and "phantom" traffic

Illinois

- The company's Illinois RLEC earns at the authorized ROR (13.3%)
- Does not qualify for the Illinois USF
- Current Illinois telecom rules extended to 2007

Texas

- The company's Texas RLECs elected incentive regulation
- Texas USF offsets comparatively low rates
- Current Texas telecom rules extended to 2007
- Telecom reform legislation enacted September 7, 2005

Because CCI is in just 2 states, it is able to develop strong working relationships with its regulators.

Experienced & Operations-Focused Management Team

Consolidated communications

Executive	Title	Telecom Experience	CCI Date of Initial Hire
Richard Lumpkin	Chairman	45 Years	1963
Bob Currey	President & CEO	36 Years	1990
Steve Childers	Chief Financial Officer	18 Years	1986
Bob Udell	Sr. VP & President of TX Telephone Ops	18 Years	1993
Joe Dively	Sr. VP & President of IL Telephone Ops	19 Years	1991
Steve Shirar	Sr. VP & President of Enterprise Units	21 Years	1996
Chris Young	Chief Information Officer	18 Years	1985

Executing on our Strategy

Increase revenue per customer

Improve operating efficiency


Sustain
and grow
cash flow

Pursue selective acquisitions

Maintain effective capital deployment

Increasing Revenue

CCI will continue to focus on increasing revenues per customer by driving service bundle subscriptions:

- Increasing DSL penetration of primary residential lines to 26.5% vs. 18.2% as of June 30, 2005.
- Increasing sales of value-added services
- Providing new services, like video, which CCI launched in 2005 in selected Illinois markets

DSL Subs


39.0% Growth
33,058
45,948
6/30/2005
6/30/2006

No. of Customers with Bundles


22.7% Growth
33,324
40,901
6/30/2005
6/30/2006

Increasing Revenue

DSL is a key component of the bundle

- Reduces churn
- High-margin product (95% self-installed)
- Minimizes broadband competition, including cable and competitive VOIP
- 26.5% penetration of primary residential lines



54.1% CAGR
6,570
11,184
16,619
27,445
39,192
45,948
2001
2002
2003
2004
2005
Q2-06
% of total access lines
2.5%
4.2%
6.3%
10.8%
16.2%
19.2%

Increasing Revenue – New Opportunity

NOW THAT'S TV!

- Enables the Triple Play - IPTV
- Voice, Video & Data
- Incremental Product Rollout
  - Leverages existing resources and network
  - IP Backbone/ADSL 2+
  - Future CapEx is success based
  - Will enhance the value of the bundle and deepen customer relationships
- 4,516 video subscribers in Illinois as of 6/30/2006, a 110% increase compared to 12/31/2005
- Approximately 27,000 homes passed in Illinois
- Announced the launch of IPTV in Texas on August 28, 2006 with over 37,000 homes passed

Stable Customer Base

- CCI's total connections have grown year-over-year, with 17,000 new connections (net) since 2001
- 2005 & 2006 results reflect impact of MCI ISP regrooming (see notes)
- Second lines are approximately 1/4 of residential line loss since January 1, 2005



272,186
276,275
279,148
282,754
283,362
289,368
2001
2002
2003
2004
2005
Q2-06
Access Lines
DSL Lines
Video

Notes: 1) Total connections is equal to local access lines plus DSL and Video subscribers. (2) Reflects cumulative line loss associated with MCIMetro's ISP regrooming of 5,332 for the year ended 12/31/05 and 5,380 six months ended 6/30/06. Because the majority of these lines did not generate long distance, access or subsidy revenue, the revenue loss associated with the migration was approximately one-fourth the impact of the same number of commercial access lines.

Consolidated communications

Integration Creates Potential for Greater Operating Efficiencies

COMPLETED

Phase I Integration

- From closing (April 14, 2004) through March 31, 2006, CCI eliminated 205 positions

Phase II Platform Consolidation

- ✓ Irving office closed June 30, 2005
- ✓ Benefits rationalization
- ✓ Network operating center (NOC) integration
- Billing & customer care platform:
  - ✓ Phase 1 completed July 2005
  - ✓ Phase 2 completed August 2006
  - Phase 3 projected completion mid-2007

Ongoing Workgroup Consolidation

- Customer service center integration
- Network administration center integration
- Network maintenance and technology personnel reductions
- Supply chain and purchasing improvements
- Corporate function reduction

Total Headcount & Adjusted EBITDA per Employee



1,600
1,500
1,400
1,300
1,200
1,100
1,000
Employees
$30
$25
$20
$15
$10
Adjusted EBITDA per Employee
Q1 2004
Q2 2004
Q3 2004
Q4 2004
Q1 2005
Q2 2005
Q3 2005
Q4 2005
Q1 2006
Q2 2006

Adjusted EBITDA per employee is represented by a trend line. See appendix for detail.

Effective Capital Deployment

CCI's advanced network is a key part of its strategy to retain customers and increase revenue through bundling

- Since Jan. 1, 2003, the company has invested $88.9 million in its network, including its core IP backbone and softswitch technology, which enables video and VOIP
- Fiber network connects 54 of 56 of the company's exchanges, serving over 99.6% of all access lines
- 92% of total access lines are DSL-capable
  - Network supports speeds up to 6 megabits per second, as required by consumer demand
- Installed digital television headends in Texas and Illinois to provide video

Acquisition Philosophy

CCI has a proven track record of successful business integrations

CCI will continue to monitor and potentially pursue select acquisition opportunities based on the following criteria:

- Attractiveness of the markets
- Quality of the network
- The company's ability to integrate the acquired company efficiently
- Potential operating synergies
- The potential of any proposed transaction to permit increased dividends on the company's common stock

Solid Financial Results…

	2003	2004	2005	Q1 2006	Q2 2006
Revenue (1)	$327.1	$323.5	$321.4	$79.4	$79.3
Telephone Operations ARPU (1) (2)	$89.74	$91.30	$94.77	$95.88	$96.74
Operating Expenses (1) (3)	$222.6	$208.0	$200.0	$47.2	$48.6
Adjusted EBITDA (1)	$121.0	$139.0	$136.8	$34.8	$34.5
CapEx (1)	$29.5	$36.7	$31.1	$8.5	$8.7
Total Cash and Cash Equivalents	$21.6	$52.1	$31.4	$25.7	$30.4
Total Debt	$280.8	$629.4	$555.0	$555.0	$555.0
Leverage	2.1x	4.2x	3.8x	3.8x	3.8x
Payout Ratio (4)	n/a	n/a	68.9%	71.0%	61.8%

(1) Revenue, Telephone Operations average revenue per unit (ARPU), Operating Expenses, Adjusted EBITDA, and CapEx for 2004 and 2003 include the results for TXUCV as if the acquisition had occurred at the beginning of the time period.

(2) Calculated using average access lines.

(3) Includes Cost of Services and Products and SG&A expenses.

(4) 2005 reflects the three months ended December 31, 2005 only.

Capital Structure

- On July 28, 2006, completed a share repurchase of approximately 3.8 million shares of common stock from Providence Equity for approximately $56.7 million, or $15.00 per share. This transaction:
  - Reduced the annual dividend obligation by $5.9 million or 12.8 percent
  - Was funded with $17.7 million in cash on hand and $39 million in additional term borrowings
  - Will produce, on an after-tax basis, an additional $3.0 million in annual cash flow
- Post the Providence transaction, approximately $390 million or 84 percent of term debt is hedged

Investment Highlights

Stable Local Telephone Business

Attractive Markets and Limited Competition

Experienced Management Team

Consolidated communications

Favorable Regulatory Environment

Bundled Service Offerings

Technologically Advanced Network

Appendix

Consolidated communications

GAAP Reconciliation

This presentation includes disclosures regarding "Adjusted EBITDA", "cash available to pay dividends" and "total net debt to last 12-month Adjusted EBITDA ratio" (which we refer to as leverage), all of which are non-GAAP financial measures. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash flows from operations or net income (loss) as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund our cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA, which corresponds to pro forma Bank EBITDA as used and defined in the prospectus dated July 21, 2005 filed in connection with the IPO, is comprised of historical EBITDA, as adjusted to give effect to the TXUCV acquisition and certain other adjustments permitted and contemplated by our amended and restated credit facilities.

EBITDA is defined as net earnings (loss) before interest expenses, income taxes, depreciation and amortization on an historical basis. We believe net cash provided by operating activities is the most directly comparable financial measure to EBITDA under GAAP.

To give pro forma effect to the TXUCV acquisition as if it had occurred on the first day of the periods presented, we have made two sets of adjustments. First, because the operating results of TXUCV are not reflected in our historical EBITDA and financial results for the period prior to the date of its acquisition, TXUCV's historical EBITDA for 2003 and 2004 has been added to our historical EBITDA. Second, we made pro forma adjustments to the selling, general and administrative expenses to reflect (1) a reduction in costs due to the termination of certain TXUCV employees upon the closing of the acquisition and (2) incremental professional service fees paid to certain equity investors pursuant to a new professional services agreement entered into in connection with the TXUCV acquisition. Finally, when calculating EBITDA in accordance with our credit agreement, the credit agreement permits us to exclude the effect of certain items. Each of these adjustments is described in the footnotes to the attached reconciliations.

Cash available to pay dividends represents Adjusted EBITDA plus cash interest income, less (1) cash interest expense (after giving pro forma effect to the IPO as if it had been completed on July 1, 2005), (2) capital expenditures and (3) cash taxes.

GAAP Reconciliation

We present Adjusted EBITDA and cash available to pay dividends for several reasons. Management believes Adjusted EBITDA and cash available to pay dividends are useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt) and pay dividends. In addition, we have presented Adjusted EBITDA and cash available to pay dividends to investors in the past because they are frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting them here provides a measure of consistency in our financial reporting. Adjusted EBITDA and cash available to pay dividends, referred to as Available Cash in our credit agreement, are also a components of the restrictive covenants and financial ratios contained in the agreements governing our debt that require us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt and to pay dividends. The definitions in these covenants and ratios are based on Adjusted EBITDA and cash available to pay dividends after giving effect to specified charges. As a result, management believes the presentation of Adjusted EBITDA and cash available to pay dividends as supplemented by these other items provides important additional information to investors. In addition, Adjusted EBITDA and cash available to pay dividends provide our board of directors with meaningful information to determine, with other data, assumptions and considerations, our dividend policy and our ability to pay dividends under the restrictive covenants in the agreements governing our debt and to measure our ability to service and repay debt.

While we use Adjusted EBITDA and cash available to pay dividends in managing and analyzing our business and financial condition and believe they are useful to our management and investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Similarly, while we may generate cash available to pay dividends, we are not required to use any such cash to pay dividends, and the payment of any dividends is subject to declaration by our board of directors, compliance with applicable law and the terms of our credit agreement and the indenture governing our senior notes.

Because Adjusted EBITDA is a component of the ratio of total net debt to last 12-month Adjusted EBITDA, it is subject to the material limitations discussed above, and the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes that this ratio is useful as a means to evaluate our ability to incur additional indebtedness in the future and to assist investors, securities analysts and other interested parties in evaluating the companies in our industry.

For a more detailed discussion of these and other limitations on the use of these non-GAAP financial measures, please see the section entitled "Dividend Policy and Restrictions" in our prospectus dated July 21, 2005. The prospectus is not incorporated by reference into this presentation.

GAAP Reconciliation (Cont'd)

	Three Months Ended Jun 30,	Year Ended December 31,		
	2006	2005	2004	2003
Historical EBITDA				
Net cash provided by operating activities	$ 19,018	$ 72,475	$ 79,766	$ 28,889
Adjustments:				
Pension curtailment gain	-	7,880	-	-
Compensation from restricted share plan	(625)	(8,590)	-	-
Other adjustments, net	5,116	(19,068)	(10,382)	(7,416)
Changes in operating assets and liabilities	1,560	10,220	(4,427)	6,504
Interest expense, net	10,124	53,443	39,551	11,821
Income taxes	(3,089)	10,935	232	3,717
Consolidated EBITDA (1)	32,104	127,295	104,740	43,515
CCI Texas EBITDA (2)	-	-	15,538	54,066
Pro Forma EBITDA (3)	32,104	127,295	120,278	97,581
Adjustments to EBITDA				
Transaction costs associated with TXUCV acquisition (4)	-	-	8,205	8,235
Integration and restructuring (5) (6)	2,223	7,400	7,009	13,448
Professional service fees (7)	-	2,867	4,135	
Other, net (8)	(1,386)	(3,036)	(4,764)	(1,701)
Investment distributions (9)	953	1,590	4,135	2,069
Affect of pension curtailment (10)	-	(7,880)	-	-
Non-cash compensation (11)	625	-	-	4,377
Adjusted EBITDA	$ 34,519	$ 136,826	$ 138,998	$ 124,009

See footnotes on next page

GAAP Reconciliation (Cont'd)

Footnotes for Adjusted EBITDA:

(1) Consolidated's EBITDA is defined as net earnings (loss) before interest expense, income taxes, depreciation and amortization on an historical basis, without giving effect to the TXUCV acquisition.

(2) CCI Texas EBITDA represents the EBITDA of TXUCV for the period from January 1 through April 13, 2004 and January 1 through December 31, 2003 since the operating results of TXUCV are not reflected in our historical EBITDA for the periods prior to acquisition on April 13, 2004.

(3) Pro forma EBITDA represents our historical EBITDA as adjusted for the TXUCV acquisition.

(4) During 2004, TXUCV incurred costs, which, due to the unusual and non-recurring nature of these expenses, are excluded from Adjusted EBITDA. These expenses included retention bonuses to keep key employees to run its day-to-day operations while it was being prepared for sale; severance costs primarily associated with employee terminations associated with the TXUCV acquisition; and other costs associated with its sale.

(5) In connection with the TXUCV acquisition, the company incurred certain expenses associated with integrating and restructuring the Texas and Illinois businesses. From the date of the acquisition through December 31, 2005, these expenses were excluded from Adjusted EBITDA under our Credit Facility.

(6) On July 28, 2006, the Company's credit facility was amended to permit it to add back certain non-recurring expenses incurred or to be incurred in fiscal 2006 and 2007, including severance, billing integration and start-up costs associated with the implementation of Sarbanes Oxley section 404 compliance. Accordingly, for all periods subsequent to December 31, 2005, the calculations of Adjusted EBITDA give effect to these permitted adjustments. For the second quarter 2006, this is comprised of $1.5M in severance, $0.4M in Sarbanes Oxley start-up costs and $0.3M in billing integration costs.

(7) Represents the aggregate professional service fees paid to certain equity investors prior to our IPO. Upon closing of the IPO, these agreements terminated in accordance with their terms.

(8) Other, net includes the equity earnings from our investments, dividend income and certain other miscellaneous non-operating items. Key man life insurance proceeds of $2,780 received in June 2005 are not deducted to arrive at Adjusted EBITDA.

(9) For purposes of calculating Adjusted EBITDA, we include all cash dividends and other cash distributions received from our investments.

(10) Represents a one-time, non-cash $7.9 million curtailment gain associated with the amendment of our retirement plan. The gain was recorded in general and administrative expenses. However, because the gain is non-cash and non-recurring, it is excluded from Adjusted EBITDA.

(11) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are being excluded from Adjusted EBITDA. In connection with the IPO and related transactions, the Plan was modified.

Cash Available to Pay Dividends

	Three Months Ended June 30, 2006	Three Months Ended December 31, 2005
Adjusted EBITDA	$ 34,519	$ 35,626
- Cash interest expense	(9,685)	(9,384)
- Capital Expenditures	(8,698)	(9,498)
+ Proceeds from asset sales [1]	5,921	
- Cash taxes	(3,737)	(172)
+ Cash interest income	290	174
Cash available to pay dividends	$ 18,610	$ 16,746
Quarterly Dividend	$ (11,506)	$ (11,537)
Payout Ratio	61.8%	68.9%

(1) Represents $5,921 of proceeds from the redemption of class C shares of RTB stock in the three months ended June 30, 2006 and $83 from the sale of excess property during the three months ended March 31, 2006.

Total Net Debt to Adjusted EBITDA Ratio

	Twelve Months Ended June 30, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003
Summary of Outstanding Debt				
Senior Notes	$ 130,000	$ 130,000	$ 200,000	$ -
Term loans	425,000	425,000	428,233	180,400
Other Long Term Debt	-	-	-	97,296
Capital Lease	-	-	1,188	3,087
Total debt	$ 555,000	$ 555,000	$ 629,421	$ 280,783
Less cash on hand	(30,442)	(31,409)	(52,084)	(21,606)
Total net debt	$ 524,558	$ 523,591	$ 577,337	$ 259,177
Adjusted EBITDA	$ 137,985	$ 136,826	$ 138,998	$ 121,027
Total Net Debt to Adjusted EBITDA	3.8	3.8	4.2	2.1

Consolidated communications

Adjusted EBITDA per Employee - 2004

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Historical EBITDA				
Net cash provided by operating activities	$ 5,870	$ 32,009	$ 27,784	$ 14,103
Adjustments:				
Pension curtailment gain	-	-	-	-
Compensation from restricted share plan	-	-	-	-
Other adjustments, net	(1,230)	(5,727)	(1,769)	(1,656)
Changes in operating assets and liabilities	2,490	(11,213)	(5,586)	9,882
Interest expense, net	2,797	13,823	11,472	11,459
Income taxes	1,177	(357)	2,842	(3,430)
Consolidated EBITDA (1)	11,104	28,535	34,743	30,358
CCI Texas EBITDA (2)	17,922	(2,384)	-	-
Pro Forma EBITDA (3)	29,026	26,151	34,743	30,358
Adjustments to EBITDA				
Transaction costs associated with TXUCV acquisition (4)	1,059	7,146	-	-
Integration and restructuring (5)	-	1,073	1,188	4,748
Professional service fees (6)	500	1,135	1,250	1,250
Other, net (7)	(776)	(1,168)	(1,329)	(1,491)
Investment distributions (8)	511	585	2,620	419
Affect of pension curtailment (9)	-	-	-	-
Non-cash compensation (10)	-	-	-	-
Adjusted EBITDA	$ 30,320	$ 34,922	$ 38,472	$ 35,284
Employees	1,400	1,321	1,308	1,303
Adjusted EBITDA per Employee	$ 22	$ 26	$ 29	$ 27

See footnotes on page 26

Adjusted EBITDA per Employee 2005-2006

	2005				2006	
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter
Historical EBITDA						
Net cash provided by operating activities	$ 14,612	$ 14,655	$ 17,804	$ 25,404	$ 14,361	$ 19,018
Adjustments:						
Pension curtailment gain	-	7,880	-	-	-	-
Compensation from restricted share plan	-	-	(7,244)	(1,346)	(625)	(625)
Other adjustments, net	(3,698)	(4,816)	(2,999)	(7,555)	(5,015)	5,116
Changes in operating assets and liabilities	6,605	6,554	(866)	(2,073)	11,898	1,560
Interest expense, net	11,441	11,557	19,814	10,631	10,042	10,124
Income taxes	586	4,385	(1,270)	7,234	2,928	(3,089)
Consolidated EBITDA (1)	29,546	40,215	25,239	32,295	33,589	32,104
CCI Texas EBITDA (2)	-	-	-	-	-	-
Pro Forma EBITDA (3)	29,546	40,215	25,239	32,295	33,589	32,104
Adjustments to EBITDA						
Transaction costs associated with TXUCV acquisition (4)	-	-	-	-	-	-
Integration and restructuring (5)	2,250	2,325	831	1,994	466	2,223
Professional service fees (6)	1,250	1,250	367	-	-	-
Other, net (7)	(387)	(426)	(1,443)	(780)	(1,348)	(1,386)
Investment distributions (8)	-	-	819	771	1,451	953
Affect of pension curtailment (9)	-	(7,880)	-	-	-	-
Non-cash compensation (10)	-	-	7,244	1,346	625	625
Adjusted EBITDA	$ 32,659	$ 35,484	$ 33,057	$ 35,626	$ 34,783	$ 34,519
Employees	1,280	1,237	1,235	1,229	1,195	1,170
Adjusted EBITDA per Employee	$ 26	$ 29	$ 27	$ 29	$ 29	$ 30

See footnotes on page 26

Telephone Operations ARPU

	Three Months Ended June 30, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003
Ending Access Lines	239,346	242,024	255,208	262,529
Average Access Lines	240,055	248,214	259,442	264,749
Total Revenue	$ 79,340	$ 321,429	$ 323,463	$ 327,148
Less: Other Operations	$ 9,668	$ 39,143	$ 39,207	$ 42,048
Telephone Operations Revenue	$ 69,672	$ 282,286	$ 284,256	$ 285,100
Telephone Operations ARPU	$ 96.74	$ 94.77	$ 91.30	$ 89.74